UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2005
LINCOLN ELECTRIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
0-1402
(Commission File Number)

Ohio	34-1860551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
22801 St Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)
(216) 481-8100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 6, 2005, the Company committed to a plan to rationalize manufacturing operations (the “Rationalization”) at Harris Calorific Limited (“Harris Ireland”). In connection with the Rationalization, the Company intends to transfer all manufacturing currently taking place at Harris Ireland to a lower cost facility in Eastern Europe.

The Company expects to incur a charge of approximately $4 million (pre-tax) associated with employee severance costs, equipment relocation, employee retention and professional services. Approximately 70 employees will be impacted by the Rationalization.

Rationalization charges will be incurred beginning in the fourth quarter of 2005, and continuing through the end of 2006. Cash expenditures are expected to be paid throughout 2006 with the expected completion of the Rationalization at the end of 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.
Date: December 12, 2005	By:	/s/ Vincent K. Petrella
Vincent K. Petrella
Senior Vice President, Chief Financial Officer and Treasurer